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                                                                       EXHIBIT 5
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              OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON
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Synbiotics Corporation
11011 Via Frontera
San Diego, CA  92127

Ladies and Gentlemen:

In connection with the registration of 1,300,000 share of the Common Stock of Synbiotics Corporation (the "Company") under the Company's 1995 Stock Option/Stock Issuance Plan on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, we advise you that, in our opinion, if and when such shares have been issued and sold pursuant to the provisions of the Company's 1995 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable share of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,


BROBECK, PHLEGER & HARRISON
San Diego, California
July 17, 1995